UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 21, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2005, holders of a majority of the outstanding shares of 5% Series A Convertible Preferred Stock of MedicalCV, Inc. (the “Company”) authorized the Company to proceed with a preferred stock acquisition plan.  Pursuant to such plan, on December 21, 2005, the Company entered into preferred stock acquisition agreements with the holders of an aggregate of 14,988 shares of preferred stock.  Under the agreements, the Company agreed to acquire the preferred stock of each such holder in exchange for the issuance 3,077 shares of common stock for each share of preferred stock being acquired, representing an aggregate purchase price of 46,118,076 shares of common stock.  The Company has also agreed to extend certain resale registration rights to such holders with respect to such common stock pursuant to the terms of a registration rights agreement.  The foregoing description is qualified in its entirety by reference to the form of preferred stock acquisition agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K.

Also on December 21, 2005, the Company and holders of a majority of the outstanding shares of preferred stock and related common stock purchase warrants entered into an amendment to that certain securities purchase agreement, dated as of March 31, 2005, to revise certain definitions contained therein.  The foregoing description is qualified in its entirety by reference to the form of amendment to securities purchase agreement, which appears as Exhibit 10.2 to this Current Report on Form 8-K.

Following such amendment, on December 21, 2005, the Company and each of the holders who agreed to sell preferred stock to the Company entered into an amendment to such holders’ warrants issued under the securities purchase agreement.  Pursuant to this amendment, the Company agreed (1) to reduce the exercise price on outstanding warrants for the purchase of an aggregate of 22,969,500 shares of common stock held by such persons from $0.50 per share to $0.325 per share, and (2) to accelerate the expiration date of such warrants from April 1, 2010, to January 6, 2006.  The Company has authorized one of such warrants, namely the warrant for the purchase of 4,452,000 shares held by PKM Properties, LLC, an entity controlled by Paul K. Miller, one of the Company’s directors and the largest beneficial owner of its securities, to be exercised on a net exercise basis (using a market price of $0.66 per share).  The foregoing description is qualified in its entirety by reference to the form of amendment to warrant agreement, which appears as Exhibit 10.3 to this Current Report on Form 8-K.

ITEM 8.01                                       OTHER EVENTS

Reference is made to the press release issued to the public by MedicalCV, Inc. on December 22, 2005, attached hereto as Exhibit 99.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: December 22, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Preferred Stock Acquisition Agreement, dated December 21, 2005.

10.2	Form of Amendment No. 1 to Securities Purchase Agreement (originally dated March 31, 2005), dated December 21, 2005.

10.3	Form of Amendment No. 1 to Warrant Agreement (originally issued April 1, 2005), dated December 21, 2005.

99	Press release, dated December 22, 2005.